Exhibit 3.8

Articles of Amendment

to

Articles of Incorporation

of

FINTECH GROUP INC.
(Name of corporation as currently filed with the Florida Dept. of State)

P95000051394
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

CAPITAL MARKETS TECHNOLOGIES INC.

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)

(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

NONE

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

Not applicable

(continued)

The date of each amendment(s) adoption:                 February 8, 2007

Effective date if applicable:

(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                     (CHECK ONE)

☒	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

.”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ Pasquale Ceci
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Pasquale Ceci
(Type or printed name of person signing)

President & Director
(Title of person signing)

FILING FEE: $35

FINTECH GROUP, INC.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 607.1006 of the Florida statutes, the undersigned, constituting the sole director and majority of the shareholders (collectively, the “Shareholders”) of Fintech Group, Inc., a Florida corporation (the “Corporation”), hereby executes this Certificate of Amendment of Articles of Incorporation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

ARTICLE I:

The name of the Corporation is:

CAPITAL MARKETS TECHNOLOGIES, INC.

The shares voting to amend and the Articles of Incorporation is 30,000,000 shares of common stock out of 32,181,117 shares of common stock issued and outstanding. This shareholder vote represents consent of 93.22% of the shareholders.

THEREFORE, the undersigned sole director hereby executes this Certificate of Amendment this 8th Day of February 2007.

Director:

/s/ Pasquale Ceci
Pasquale Ceci

JOINT CONSENT TO ACTION

BY DIRECTORS AND SHAREHOLDERS

IN LIEU OF SPECIAL MEETINGS OF

THE DIRECTORS AND SHAREHOLDERS OF

FINTECH GROUP, INC.

Pursuant to the provisions of Section 607.1006 of the Florida statutes, the undersigned, constituting the sole director and majority of the shareholders (collectively, the “Shareholders”) of Fintech Group, Inc., a Florida corporation (the “Corporation”), hereby executes this Consent to Action in lien of attending and voting at a special meeting of the directors and a special meeting of the shareholders of the Corporation.

AMENDMENT TO THE ARTICLES OF INCORPORATION

RESOLVED: that the Corporation amend its Articles of Incorporation, in the form attached hereto.

RESOLVED: that the President of the Corporation is hereby directed to sign and deliver the Amendment to the Articles of Incorporation to the Florida Secretary of State in the form necessary to comply with the filing requirements of Section 607.1006 of the Florida statues for this Corporation to so amend its Articles of Incorporation.

The execution of this Consent shall constitute a written waiver of any notice required by the Florida corporate laws and the Corporation’s Articles of Incorporation and Bylaws. The shares voting to amend the Articles of Incorporation is 30,000,000 shares of common stock out of 32,181,117 shares of common stock issued and outstanding. This shareholder vote represents consent of 93.22% of the shareholders.

THEREFORE, the undersigned sole director hereby executes this Consent to Action this 8th Day of February 2007.

Director:

/s/ Pasquale Ceci
Pasquale Ceci